EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statements on Form S-3 (No. 333-243528) and Form S-8 (Nos. 333-226487 and 333-258402) of our report dated February 10, 2023, with respect to the consolidated financial statements and financial statement Schedule II – Valuation and Qualifying Accounts and Reserves of Terex Corporation and the effectiveness of internal control over financial reporting.

/s/KPMG LLP
New York, New York
February 10, 2023